SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):   May 13, 2002
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                      FRESENIUS MEDICAL CARE HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


          1-3720                                         13-3461988
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   (Commission File Number)                  (IRS Employer Identification No.)


    95 Hayden Avenue Lexington, Massachusetts                 02420
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    (Address or principal executive offices)                (Zip Code)

    Registrant's telephone number, including area codes: (781) 402-9000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events

         On May 13, 2002, the U.S. District Court for the District of Columbia confirmed its earlier holding in favor of the Company's wholly-owned subsidiary, National Medical Care, Inc. ("NMC"), and granted summary judgment in favor of the U.S. Government in the Company's longstanding lawsuit challenging the Government's interpretation of certain provisions of the Omnibus Budget Reconciliation Act of 1993 ("OBRA 93") relating to the coordination of benefits for certain end stage renal disease patients. The following discussion of the OBRA 93 proceedings updates and supersedes the discussion of this matter appearing in the Company's Quarterly Report on Form 10-Q dated May 15, 2002.

         The Omnibus Budget Reconciliation Act of 1993 affected the payment of benefits under Medicare and employer health plans for dual-eligible ESRD patients. In July 1994, the Centers for Medicare and Medicaid Services (CMS) (formerly known as the Health Care Financing Administration, or HCFA) issued an instruction to Medicare claims processors to the effect that Medicare benefits for the patients affected by that act would be subject to a new 18-month "coordination of benefits" period. This instruction had a positive impact on the dialysis revenues of NMC because, during the 18-month coordination of benefits period, patients' employer health plans were responsible for payment, which was generally at rates higher than those provided under Medicare.

         In April 1995, CMS issued a new instruction, reversing its original instruction in a manner that would substantially diminish the positive effect of the original instruction on NMC's dialysis business. CMS further proposed that its new instruction be effective retroactive to August 1993, the effective date of the Omnibus Budget Reconciliation Act of 1993.

         NMC ceased to recognize the incremental revenue realized under the original instruction as of July 1, 1995 and subsequently commenced billing Medicare as primary payor for dual eligible ESRD patients affected by the act.

         On May 5, 1995, NMC filed a complaint in the U.S. District Court for the District of Columbia (National Medical Care, Inc. and Bio-Medical Applications of Colorado, Inc. d/b/a Northern Colorado Kidney Center v. Shalala, C.A. No.95-0860 (WBB)) seeking to preclude CMS from retroactively enforcing its April 24, 1995 interpretation of the Omnibus Budget Reconciliation Act of 1993 provision relating to the coordination of benefits for dual eligible ESRD patients. On May 9, 1995, NMC moved for a preliminary injunction to preclude CMS from enforcing its new policy retroactively, that is, to billing for services provided between August 10, 1993 and April 23, 1995. On June 6, 1995, the court granted NMC's request for a preliminary injunction and in December of 1996, NMC moved for partial summary judgment seeking a declaration from the Court that CMS' retroactive application of the April 1995 rule was legally invalid. CMS cross-moved for summary judgment on the grounds that the April 1995 rule was validly applied prospectively. In January 1998, the court granted NMC's motion for partial summary judgment and entered a declaratory judgment in favor of NMC, holding CMS' retroactive application of the April 1995 rule legally invalid. Based on its finding, the Court also permanently enjoined CMS from enforcing and applying the April 1995 rule retroactively against NMC. The Court took no action on CMS' motion for summary judgment pending completion of the outstanding discovery.

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         On October 5, 1998, NMC filed its own motion for summary judgment requesting that the Court declare CMS' prospective application of the April 1995 rule invalid and permanently enjoin CMS from prospectively enforcing and applying the April 1995 rule. On May 13, 2002, the Court affirmed the prospective enforcement of the April 1995 rule. The Court's May 2002 ruling confirms by reference its earlier holding that the April 1995 rule could not be enforced retroactively. The Court's decision will require no change in the Company's billing operations.

         In July, 2000, NMC filed a complaint in the U.S. District Court for the Eastern District of Virginia (National Medical Care, Inc. and Bio-Medical Applications of Virginia, Inc. v. Aetna Life Insurance Co., Inc., Aetna U.S. Healthcare, Inc. and John Does 1-10) seeking recovery against Aetna U.S. Healthcare and health plans administered by Aetna U.S. Healthcare for claims related to primary payor liability for dual eligible ESRD patients under the Omnibus Budget Reconciliation Act of 1993. On January 16, 2001, the Court stayed the action pending resolution of the District of Columbia Court action. The Virginia District Court has not yet acted in response to the Court's ruling in the District of Columbia action. The Company's agreement in principle with Aetna establishes a process for resolving these claims.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FRESENIUS MEDICAL CARE
                                       HOLDINGS, INC.


                                       /s/ RONALD J. KUERBITZ
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DATE:  May 29, 2002                    Name:  Ronald J. Kuerbitz
                                       Title: Senior Vice President
                                              and General Counsel

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